Exhibit 99.1

Press Release

Ikanos Communications Announces Extension of Rights Offering Period and Fourth Quarter Fiscal Year 2014 Results Conference Call and Webcast

FREMONT, Calif., December 16, 2014 — Ikanos Communications, Inc. (NASDAQ: IKAN), a leading provider of advanced broadband semiconductor and software products for the connected home, today announced that the company has elected to extend the Rights Offering participation period until January 30, 2015 at 5:00 p.m., Eastern Standard Time. This extension will allow qualified stockholders (stockholders of record as of September 26, 2014) to review the company’s fourth quarter 2014 earnings announcement prior to making their decision on participation. The subscription rights will expire if they are not exercised by 5:00 p.m. Eastern Time, on January 30, 2015 (the Expiration Date).

As previously announced, the Rights Offering was effected through a distribution to qualified stockholders of one non-transferable subscription right for each whole share of common stock owned. Each subscription right will entitle the holder to purchase 1.459707 shares of the company’s common stock, at a subscription price of $0.41 per share (the Basic Subscription Right). For those qualified stockholders exercising their Basic Subscription Right in full, such stockholder may also choose to exercise an over-subscription privilege to purchase a portion of any shares that other qualified stockholders do not purchase through the exercise of their Basic Subscription Rights. Ikanos may, in its sole discretion, extend the Rights Offering for additional periods, and may cancel the Rights Offering at any time or for any reason prior to the Expiration Date. Once made, all exercises of subscription rights are irrevocable.

Additionally, the company announced that its fourth quarter fiscal year 2014 financial results conference call and webcast is scheduled for Thursday, January 22, 2015 at 1:30 p.m. Pacific Time. The call will be hosted by Omid Tahernia, president and CEO, and Dennis Bencala, CFO and vice president of finance.

To listen to the call, please visit http://www.ikanos.com/investor/irevents/ and click on the link provided for the webcast or dial 888-505-4368 or 719-785-1765 and enter conference ID 3739087. The webcast will be archived and available for 90 days at http://www.ikanos.com/investor/irevents/. A replay of the conference call will be accessible until April 22, 2015 by dialing 888-203-1112 or 719-457-0820 and entering conference ID 3739087.

The rights offering will be made only by means of a prospectus filed with the Securities and Exchange Commission (“SEC”) as part of the registration statement related to the rights offering, which registration statement was declared effective by the SEC on November 26, 2014. This press release and the foregoing description shall not constitute an offer to sell or solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you may obtain a copy of the prospectus by contacting D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005; phone: (877) 478-5044 (toll-free) or (212) 493-3910 (for banks and brokers).

About Ikanos Communications, Inc.

Ikanos Communications, Inc. (NASDAQ: IKAN) is a leading provider of advanced broadband semiconductor and software products for the connected home. The company’s broadband DSL, communications processors and other offerings power access infrastructure and customer premises equipment for many of the world’s leading network equipment manufacturers and telecommunications service providers. For more information, visit www.ikanos.com.

© 2014 Ikanos Communications, Inc. All Rights Reserved. Ikanos Communications, and Ikanos and the Ikanos logo, are among the trademarks or registered trademarks of Ikanos Communications.

Ikanos Investor Contact:

Todd Kehrli

MKR Group, Inc.

323-468-2300

ikan@mkr-group.com